Exhibit 99.1

Broadwind Energy Announces Q2 2014 Results

Achieves Solid Year-to-Date Profitability

Q2 Highlights:

•                  Sales of $68.4 million, up 29% from Q2 2013 driven by strength in Towers and Gearing

•                  Gross profit margin (ex. restructuring) of 13.4%, up 470 bp from Q2 2013

•                  Adjusted EBITDA of $5.9 million, up 67% from Q2 2013

•                  EPS of $.12, significantly ahead of Q2 2013

•                  $34 million tower order announced after quarter end

Cicero, Ill., July 31, 2014 — Broadwind Energy, Inc. (NASDAQ: BWEN) reported sales of $68.4 million for the second quarter of 2014, a 29% increase compared to $52.9 million in the second quarter of 2013. The increase reflects the continued strength in the Company’s Towers and Weldments segment and improved throughput for its Gearing segment.

The Company reported net income from continuing operations of $1.9 million or $.12 per diluted share in the second quarter of 2014, compared to $.4 million or $.03 per diluted share in the second quarter of 2013. The $.09 per share improvement was due to stronger results in the Towers and Weldments segment and significant improvements in the Gearing segment, partly offset by the absence of a $3.6 million one-time restructuring gain on the sale of an idle tower plant during the second quarter of 2013. The Company reported non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, share-based payments and restructuring costs) of $5.9 million in the second quarter of 2014, compared to $3.5 million in the second quarter of 2013. The significant progress reflects the 39% increase in tower volume in the second quarter of 2014 and improvements in the Gearing segment, partly offset by higher Corporate expense related to an $.8 million reserve for a potential settlement with the SEC for an investigation initiated in 2010.

Peter C. Duprey, president and chief executive officer, stated, “We had an outstanding quarter from both a financial and operational perspective, allowing us to achieve year-to-date profitability for the first time in Broadwind’s history. Our Towers and Weldments segment results continue to significantly outpace the prior year, with tower volume up 39% and a 69% improvement in operating income. Our Gearing segment had a strong quarter, with a 19% improvement in revenue and a reduction in operating loss by over 50%. With the Gearing plant consolidation nearly behind us, we are making good progress improving our plant throughput. We booked over $18 million of Gearing orders during the quarter, the highest quarterly order rate in over four years, which demonstrates good progress with our expanded commercial efforts. In the Services segment, demand for blade repair work increased significantly over the prior year and we are seeing increased orders and quoting activity.”

Mr. Duprey concluded, “Broadwind hit a major milestone by achieving year-to-date profitability for the first time in the company’s history. As we near completion of our four-year restructuring project, and with our focus on continuous improvement, towers production nearly sold out for 2015 and Gearing orders and production improving, we have reached an inflection point. As we continue to generate strong organic growth, particularly in our towers business, we are seeing the increased operating leverage the business is capable of generating. With all that we have accomplished, we remain highly confident about the road ahead.”

Orders and Backlog

The Company booked $23.6 million in net new orders in the second quarter of 2014, down slightly from $24.9 million the second quarter of 2013. Towers and Weldments orders, which vary considerably from quarter to quarter, totaled $.9 million and consisted of industrial weldment orders. Gearing orders totaled $18.3 million, up from $4.8 million in the second quarter of 2013, and represented the highest quarterly order rate in over four years. Services orders totaled $4.4 million, up from $2.6 million in the second quarter of 2013, and represented the highest quarterly order rate since the fourth quarter of 2012.

At June 30, 2014, total backlog was $222.4 million, up 56% from June 30, 2013.

Subsequent to quarter end, $34 million in new tower orders for 2015 production were announced, not included in the June 30, 2014 backlog figure.

Segment Results

Towers and Weldments

Broadwind Energy produces fabrications for wind, oil and gas, mining and other industrial applications, specializing in the production of wind turbine towers.

Towers and Weldments segment sales totaled $52.9 million in the second quarter of 2014, compared to $39.1 million in the second quarter of 2013. The significant increase was due to a 39% increase in tower volume compared to the second quarter of 2013, resulting from a ramp-up in production to support the strong bookings in 2013. Towers and Weldments operating income for the second quarter of 2014 was $8.6 million (16% of sales), up 69% from the second quarter of 2013. The significant improvement was the result of the higher volume, improved production flow and material sourcing improvements, and a higher margin mix of towers compared to the prior-year quarter. Non-GAAP adjusted EBITDA in the second quarter of 2014 totaled $9.6 million, up from $6.3 million in the second quarter of 2013 due to these same factors.

Gearing

Broadwind Energy engineers, builds and remanufactures precision gears and gearboxes for oil and gas, mining, steel and wind applications.

Gearing segment sales totaled $12.4 million in the second quarter of 2014, compared to $10.4 million in the second quarter of 2013. The 19% increase was due primarily to improved plant throughput and a reduction in the past-due backlog. Gearing segment operating loss was $1.8 million for the second quarter of 2014, a 55% improvement compared to the second quarter of 2013, due to the increase in production volume, improved productivity and lower restructuring costs due to the wind-down of consolidation activities. Non-GAAP adjusted EBITDA for the second quarter of 2014 was $.6 million, compared to a non-GAAP adjusted EBITDA loss of $.1 million in the second quarter of 2013, due to the throughput and productivity factors described above.

Services

Broadwind Energy specializes in non-routine drivetrain and blade maintenance services and offers comprehensive field services to the wind industry.

Revenue from the Services segment was $3.5 million in the second quarter of 2014, compared to $4.1 million in the second quarter of 2013. The decrease was related to the completion of a large drivetrain assembly project in the second quarter of 2013, somewhat offset by higher demand for blade repair work in the second quarter of 2014. Despite the $.6 million reduction in revenue, Services operating loss for the second quarter of 2014 was $1.3 million, essentially flat compared to the second quarter of 2013, due to lower restructuring and administrative expenses. The non-GAAP adjusted EBITDA loss, which does not include restructuring, increased to $1.0 million in the second quarter of 2014, compared to $.6 million in the second quarter of 2013, due to the factors described above.

Corporate and Other

Corporate and other expenses totaled $3.3 million in the second quarter of 2014, compared to $2.3 million in the second quarter of 2013. The increase was due primarily to an $.8 million reserve related to a potential settlement with the SEC for an investigation initiated in 2010.

Cash and Liquidity

During the quarter, operating working capital (accounts receivable and inventory, net of accounts payable and customer deposits) increased $6.4 million to $26.0 million or 10% of annualized second-quarter 2014 sales, due to the reduction in customer deposits as deliveries have been completed, and lower trade payables balances.

Cash assets totaled $11.6 million at June 30, 2014, a slight increase of $0.1 million from March 31, 2014. At June 30, 2014, the Company’s $20 million line of credit was undrawn.

About Broadwind Energy, Inc.

Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, steel, oil and gas and mining applications, to wind towers, to comprehensive remanufacturing of gearboxes and blades, to operations and maintenance services and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the U.S., Broadwind Energy’s talented team of over 800 employees is committed to helping customers maximize performance of their investments — quicker, easier and smarter. Find out more at www.bwen.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations and our prospects and strategies for future growth. Statements in this release that are not historical are forward-looking statements. These statements are based on current expectations, and we undertake no obligation to update these statements to reflect events or circumstances occurring after this release. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include, but are not limited to: expectations regarding our business, end-markets, relationships with customers and our ability to diversify our customer base; the impact of competition and economic volatility on the industries in which we compete; our ability to realize revenue from customer orders and backlog; the impact of regulation on our end-markets, including the wind energy industry in particular; the sufficiency of our liquidity and working capital; our restructuring plans and the associated cost savings; our ability to preserve and utilize our tax net operating loss carry-forwards; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including those contained in Part I, Item 1A “Risk Factors” of our Annual Reports on Form 10-K.

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com

LHA CONTACT: Jody Burfening/Carolyn Capaccio, 212.838.3777 ccapaccio@lhai.com

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,799	$24,936
Short-term investments	700	1,143
Restricted cash	83	83
Accounts receivable, net of allowance for doubtful accounts of $111 and $17 as of June 30, 2014 and December 31, 2013, respectively	24,736	18,735
Inventories, net	36,294	37,143
Prepaid expenses and other current assets	1,991	2,325
Assets held for sale	2,063	1,970
Total current assets	76,666	86,335
Property and equipment, net	66,336	69,077
Intangible assets, net	5,681	5,903
Other assets	2,176	2,379
TOTAL ASSETS	$150,859	$163,694

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$157	$201
Current portions of capital lease obligations	941	933
Accounts payable	20,487	27,537
Accrued liabilities	9,838	8,115
Customer deposits	14,496	22,993
Liabilities held for sale	1,361	749
Total current liabilities	47,280	60,528

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,610	2,755
Long-term capital lease obligations, net of current portions	725	1,193
Other	3,604	3,888
Total long-term liabilities	6,939	7,836

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 14,760,654 and 14,627,990 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	15	15
Additional paid-in capital	376,618	376,125
Accumulated deficit	(279,993)	(280,810)
Total stockholders’ equity	96,640	95,330
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$150,859	$163,694

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$68,381	$52,945	$127,181	$98,451
Cost of sales	59,231	48,338	112,669	91,219
Restructuring	519	1,206	788	1,661
Gross profit	8,631	3,401	13,724	5,571

OPERATING EXPENSES:
Selling, general and administrative	5,620	5,117	11,537	10,505
Intangible amortization	111	665	222	1,330
Regulatory settlement	750	—	750	—
Restructuring	49	107	109	708
Total operating expenses	6,530	5,889	12,618	12,543
Operating income (loss)	2,101	(2,488)	1,106	(6,972)

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(184)	(227)	(344)	(618)
Other, net	(16)	180	120	515
Gain on sale of assets and restructuring	—	2,953	—	2,966
Total other (expense) income, net	(200)	2,906	(224)	2,863

Net income (loss) from continuing operations before provision for income taxes	1,901	418	882	(4,109)
Provision for income taxes	41	14	65	36
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,860	404	817	(4,145)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	—	—	(210)
NET INCOME (LOSS)	$1,860	$404	$817	$(4,355)

NET INCOME (LOSS) PER COMMON SHARE - BASIC:
Income (loss) from continuing operations	$0.13	$0.03	$0.06	$(0.29)
Loss from discontinued operations	—	—	—	(0.01)
Net income (loss)	$0.13	$0.03	$0.06	$(0.30)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic	14,732	14,422	14,696	14,345

NET INCOME (LOSS) PER COMMON SHARE - DILUTED:
Income (loss) from continuing operations	$0.12	$0.03	$0.05	$(0.29)
Loss from discontinued operations	—	—	—	(0.01)
Net income (loss)	$0.12	$0.03	$0.05	$(0.30)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Diluted	15,180	14,597	15,179	14,345

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (IN THOUSANDS)

(UNAUDITED)

	Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$817	$(4,355)
Loss from discontinued operations	—	210
Income (loss) from continuing operations	817	(4,145)

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	6,264	8,033
Impairment charges	—	288
Stock-based compensation	330	972
Allowance for doubtful accounts	94	(174)
Common stock issued under defined contribution 401(k) plan	163	337
Loss (gain) on disposal of assets	5	(3,657)
Changes in operating assets and liabilities:
Accounts receivable	(6,094)	(638)
Inventories	849	(13,606)
Prepaid expenses and other current assets	443	535
Accounts payable	(6,317)	11,174
Accrued liabilities	1,723	431
Customer deposits	(8,496)	14,073
Other non-current assets and liabilities	(327)	153
Net cash (used) provided by operating activities	(10,546)	13,776

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available for sale securities	(2,563)	(606)
Sales of available for sale securities	1,051	—
Maturities of available for sale securities	1,955	—
Purchases of property and equipment	(4,542)	(2,729)
Proceeds from disposals of property and equipment	1,045	12,453
Net cash (used) provided by investing activities	(3,054)	9,118

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on lines of credit and notes payable	(43)	(80,209)
Proceeds from lines of credit and notes payable	—	75,208
Principal payments on capital leases	(494)	(1,148)
Net cash used in financing activities	(537)	(6,149)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(14,137)	16,745
CASH AND CASH EQUIVALENTS, beginning of the period	24,936	516
CASH AND CASH EQUIVALENTS, end of the period	$10,799	$17,261

Supplemental cash flow information:
Interest paid	$212	$559
Income taxes paid	$2	$13
Non-cash investing and financing activities:
Issuance of restricted stock grants	$186	$727
Common stock issued under defined contibution 401(k) plan	$163	$337

BROADWIND ENERGY, INC. AND SUBSIDIARIES

SELECTED SEGMENT FINANCIAL INFORMATION

(IN THOUSANDS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
REVENUES:
Towers and Weldments	$52,891	$39,089	$101,185	$68,960
Gearing	12,424	10,445	21,198	21,164
Services	3,482	4,065	5,920	11,549
Corporate and Other	(416)	(654)	(1,122)	(3,223)
Total revenues	$68,381	$52,945	$127,181	$98,450

OPERATING (LOSS) PROFIT:
Towers and Weldments	$8,561	$5,063	$14,172	$7,217
Gearing	(1,800)	(3,975)	(4,765)	(6,953)
Services	(1,319)	(1,262)	(2,658)	(1,962)
Corporate and Other	(3,341)	(2,314)	(5,643)	(5,274)
Total operating profit/(loss)	$2,101	$(2,488)	$1,106	$(6,972)

BROADWIND ENERGY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company’s management believes that certain non-GAAP financial measures may provide users of this financial information with meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non-operational items that impact the overall comparability. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended June 30, 2014 and 2013. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

Consolidated

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Operating income(loss)	$2,101	$(2,488)	$1,106	$(6,972)
Depreciation and amortization	3,150	3,842	6,264	7,648
Restructuring	568	1,313	897	2,369
Other (loss) income	(16)	180	120	515
Share-based compensation and other stock payments	107	702	330	1,325
Total Adjusted EBITDA (Non-GAAP)	$5,910	$3,549	$8,717	$4,885

Towers and Weldments Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Operating income	$8,561	$5,063	$14,172	$7,217
Depreciation	1,006	949	1,991	1,900
Restructuring expense	8	38	26	115
Other income (loss)	(19)	115	(17)	273
Share-based compensation and other stock payments	1	117	45	246
Total Adjusted EBITDA (Non-GAAP)	$9,557	$6,282	$16,217	$9,751

Gearing Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Operating loss	$(1,800)	$(3,975)	$(4,765)	$(6,953)
Depreciation and amortization	1,805	2,745	3,606	5,455
Restructuring expense	560	952	871	1,174
Other income (loss)	1		3	(14)
Share-based compensation and other stock payments	72	131	131	211
Total Adjusted EBITDA (Non-GAAP)	$638	$(147)	$(154)	$(127)

Services Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Operating loss	$(1,319)	$(1,262)	$(2,658)	$(1,962)
Depreciation	306	342	619	655
Restructuring expense		114		234
Other income (loss)	2	65	134	256
Share-based compensation and other stock payments	2	128	17	168
Total Adjusted EBITDA (Non-GAAP)	$(1,009)	$(613)	$(1,888)	$(649)

Corporate and Other

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Operating loss	$(3,341)	$(2,314)	$(5,643)	$(5,274)
Depreciation	33	12	48	23
Restructuring expense		3		461
Share-based compensation and other stock payments	32	326	137	700
Total Adjusted EBITDA (Non-GAAP)	$(3,276)	$(1,973)	$(5,458)	$(4,090)